U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2011

MAJIC Wheels Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53110	98-0533882
(Commission File No.)	(IRS Employer Identification No.)

1950 Custom Drive
Fort Myers, FL 33907
Phone Number:  239-313-5672
(Address and telephone number of principal executive offices and place of business)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On or about February 29, 2012, the Company announced the completion of the acquisition of assets to be used for the expansion of its waste management and site work division.  The assets include 140 roll-off dumpsters, 3 roll-off trucks, and construction and site-clearing equipment, including a Bobcat and a grading tractor.  The assets were purchased from Connied, Inc. for a purchase price of $837,519, which was paid with a Promissory Note.  The effective date of the transaction is December 1, 2011.

The complete list of assets is attached to the Bill of Sale, which is being filed as Exhibit 20.1 to this Form 8-K.  The Promissory Note is being filed as Exhibit 20.2 to this Form 8-K.

The Company issued a press release on February 29, 2012 related to this acquisition.  The press release is being filed as Exhibit 99.1 to this Form 8-K.

Item 9.01   Financial Statement and Exhibits.

(c)   Exhibits.

Exhibit No.	Description
20.1	Bill of Sale
20.2	Promissory Note
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJIC WHEELS CORP

Dated: January 31, 2012	By:	/s/ Denise Houghtaling
Denise S. Houghtaling
President

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